Green EnviroTech Holdings Corp Retains Maxim Group LLC to provide financial advisory and investment banking services

JAMESTOWN, CA – November 28, 2017 – Green EnviroTech Holdings Corp. (“Green EnviroTech” or “the Company”) (OTC: GETH), a technology company focusing on solutions to environmental and societal challenges, announced today that it has retained Maxim as its financial advisor and investment banker to provide general financial advisory and investment banking services.

Chris Bowers, President and CEO of Green EnviroTech, stated “The success of our Company will be built on a robust foundation of business planning and improved capitalization. The growth of our Company will be determined by our ability to communicate to investors and potential investors, particularly those who have an interest in green technologies. We are more than satisfied that Maxim Group LLC has the experience and contacts to ensure that Green EnviroTech comes to represent a trusted, known quantity for Wall Street. We plan on doing great things now, and in the years to come, and we are confident that Maxim will help to lay the foundations and guide us to a listing on a major US stock exchange in the coming years.”

About Green EnviroTech Holdings

Green EnviroTech Holdings Corp. (GETH) is first and foremost a technology company. Our mission is to find, develop and implement practical, economical solutions to address environmental issues associated with the production of waste, energy, water and food; and to create jobs and stimulate economic growth in the local communities where we operate as we strive to achieve this mission. For more information on GETH, please visit: www.greenenvirotech.com

About Maxim Group LLC.

Founded in 2002, Maxim Group is a leading full-service investment banking, securities and wealth management firm headquartered in New York. We provide a full array of financial services including investment banking; private wealth management; and global institutional equity, fixed income and derivative sales & trading, equity research and prime brokerage services to a diverse range of corporate clients, institutional investors and high net worth individuals. http://www.maximgrp.com

Green EnviroTech Investor Relations

866.414.5242

Or

Investor Contact:

Michael Porter or Matthew Abenante

Porter, LeVay and Rose, Inc.

212-564-4700

GETH@plrinvest.com

Forward Looking Statements

This press release contains forward-looking statements that relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

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